UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2025, Impinj, Inc. (the “Company”) entered into a Fifth Amendment to Office Lease (the “Lease Amendment”) with 400 Fairview Avenue LLC (“Landlord”) to amend the Office Lease dated as of December 10, 2014, as amended (the “Lease”) relating to the Company’s office space in Seattle, Washington (the “Premises”). The Lease Amendment extends the term of the Lease to January 31, 2038 and provides the expansion of the Premises by approximately 6,563 rentable square feet (the “Expansion Space”). Upon inclusion of the Expansion Space and remeasurement of the Premises, the Company will lease approximately 70,995 rentable square feet. The total base rent for the existing premises beginning on September 1, 2025, the retroactive effective date of the Lease Amendment, through the term of the Lease is expected to be approximately $44 million and the Company will pay additional base rent for the Expansion Space beginning when it is made available for occupancy through the term of the Lease. In addition to monthly base rent, the Company will continue to pay as additional rent its proportionate share of certain operating expenses, insurance costs and taxes for each calendar year during the term of the Lease. As an inducement to enter into the Lease Amendment, the Landlord also agreed to provide the Company with a base rent abatement for the existing space for the eight-month period from September 1, 2025 through April 30, 2026, and an additional eight-month rent abatement for the Expansion Space once it is made available. The Landlord also agreed to a $5 million tenant improvement allowance for the expansion space, and to the extent the full allowance is not used, up to 50% of it may be applied against the Company’s rent obligations.

The foregoing description of the terms of the Lease Amendment is not complete and is qualified in its entirety by reference to the full text of the Lease Amendment. A copy of the Lease Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 2.03 Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: October 30, 2025